PROSPECTUS SUPPLEMENT                                         File No. 333-68747
----------------------
(To Prospectus and Prospectus Supplement dated May 6, 1999)       Rule 424(b)(3)
Prospectus number:  1924


                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue

                              Floating Rate Notes

Principal Amount: $20,000,000          Original Issue Date:  March 23, 2000

CUSIP Number:     59018S 4Y7           Stated Maturity Date: December 6, 2004

Interest Calculation:                  Day Count Convention:
---------------------                  ---------------------
/x/  Regular Floating Rate Note        /x/  Actual/360
/ /  Inverse Floating Rate Note        / /  30/360
     (Fixed Interest Rate):            / /  Actual/Actual

Interest Rate Basis:
--------------------
/x/  LIBOR                             / /  Commercial Paper Rate
/ /  CMT Rate                          / /  Eleventh District Cost of Funds Rate
/ /  Prime Rate                        / /  CD Rate
/ /  Federal Funds Rate                / /  Other (see attached)
/ /  Treasury Rate
     Designated CMT Page:              Designated LIBOR Page:
       CMT Telerate Page:               LIBOR Telerate Page:          3750
       CMT Reuters Page:                LIBOR Reuters Page:


Index Maturity:         Three Months      Minimum Interest Rate:  Not Applicable

Spread:                 0.0000%           Maximum Interest Rate:  Not Applicable

Initial Interest Rate:  TBD               Spread Multiplier:      Not Applicable


Interest Reset Dates:       Quarterly,  on the 6th of March, June, September and
                            December,   commencing  June  6,  2000;  subject  to
                            following business day convention.

Interest Payment Dates:     Quarterly,  on the 6th of March, June, September and
                            December,   commencing  June  6,  2000;  subject  to
                            following business day convention.

Repayment at the
Option of the Holder:       The  Notes  cannot  be  repaid  prior to the  Stated
                            Maturity Date.

Redemption at the
Option of the Company:      The Notes  cannot be  redeemed  prior to the  Stated
                            Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                    The Chase Manhattan Bank

Dated:                      March 16, 2000